[Letterhead of Stark Winter Schenkein & Co., LLP]


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form SB-2 of our report dated March 17, 2005, relating to the financial statements of Proguard Acquisition Corp. as of December 31, 2004, and the two years then ended and the reference to our firm as experts in the Registration Statement.


Stark Winter Schenkein & Co, LLP
Certified Public Accountants

June 17, 2005
Denver, Colorado